UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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☒	Soliciting Material under §240.14a-12

Endocyte, Inc.
(Name of Registrant as Specified In Its Charter)

Novartis AG
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On October 18, 2018, the communication set forth below was delivered on behalf of Novartis AG (“Novartis”) to employees of Endocyte, Inc. (“Endocyte”) in connection with Novartis’ proposed acquisition of Endocyte.

Looking Forward to the Future

Dear Endocyte team,

On behalf of Novartis Oncology, I wanted to be the first to share my excitement about the opportunities ahead of us, as we announce the signing of an agreement and plan of merger between our two companies.

At Novartis, we have a strong legacy of addressing unmet needs with transformative therapies and we are moving fast to build our capabilities in new, technology-driven platforms that address some of the world’s most complex health challenges, including cancer.

In bringing us one step closer to realizing our vision to reimagine cancer for patients, providers and payors, we are excited about this potential merger and the opportunities we would have to reach more patients and make an even greater impact on improving and extending the lives of people with cancer.

Endocyte has built a solid team with exceptional depth of experience and share our aspiration to deliver breakthrough transformative innovation in cancer. I am very impressed with all I have seen to date and look forward to learning more.

It is important to note that there are still steps ahead of us to complete this transaction. The legal and regulatory processes are ongoing and we expect to close in the first half of 2019, subject to customary closing conditions, including regulatory approvals and Endocyte stockholders approval. Until then, we will continue to operate as separate and independent companies.

Looking forward to the planned completion of the merger, we will plan a formal welcome after closing and a smooth integration to ensure the continued success of Endocyte within Novartis Oncology.

On Monday, some of my leadership team and I will be onsite to meet you to share our mission and commitment to patients as well as give you a glimpse of our culture, which allows Novartis associates to feel inspired by our purpose to reimagine medicine and feel empowered to achieve their personal and professional goals.

See you on Monday.

Best regards,

Liz

Note: Closing of the transaction is subject to customary closing conditions, including regulatory approvals and Endocyte stockholders approval.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, that can generally be identified by words such as “potential,” “will,” “planned,” “expect,” or similar expressions, or by express or implied discussions regarding the proposed acquisition of Endocyte by Novartis including the potential outcome and expected timing for completion of the proposed acquisition, and the potential impact on Novartis of the proposed acquisition, including express or implied discussions regarding potential future sales or earnings of Novartis, and any potential strategic benefits, synergies or opportunities expected as a result of the proposed acquisition; and regarding potential marketing approvals, new indications or labeling for the potential and investigational products described in this communication and the potential timing of any such approvals, or regarding potential future revenues from any such products. You should not place undue reliance on these statements. There can be no guarantee that the acquisition described in this communication will be completed, or that it will be completed as currently proposed, or at any particular time. There can be no guarantee that Novartis or any potential products that would be obtained with Endocyte will achieve any particular future financial results, or that Novartis will be able to realize any potential strategic benefits or opportunities as a result of the proposed acquisition. There can be no guarantee that the potential and investigational products described in this communication will be submitted or approved for sale in any market or at any particular time. There can be no guarantee that such products will be commercially successful in the future. In particular, our expectations could be affected by, among other things: regulatory actions or delays or government regulation generally, including potential regulatory actions or delays relating to the completion of the potential acquisition described in this release, as well as potential regulatory actions or delays with respect to the development of the products described in this release; the ability to obtain Endocyte stockholder approval and the satisfaction of the other conditions to the consummation of the proposed acquisition; the potential that the strategic benefits or opportunities expected to result from the proposed acquisition may not be realized or may take longer to realize than expected; the potential that the integration of Endocyte into Novartis subsequent to the closing of the proposed acquisition may not be successful, or may take longer to succeed than expected; potential adverse reactions to the proposed acquisition by customers, suppliers or strategic partners; dependence on key Endocyte personnel, customers and suppliers; the uncertainties inherent in the research and development of new healthcare products, including clinical trial results and additional analysis of existing clinical data; our ability to obtain or maintain proprietary intellectual property protection; safety, quality or manufacturing issues; global trends toward health care cost containment, including government, payor and general public pricing and reimbursement pressures; the particular prescribing preferences of physicians and patients; uncertainties regarding actual or potential legal proceedings, including, among others, potential legal proceedings with respect to the proposed acquisition; and other risks and factors referred to in Novartis AG’s filings with the U.S. Securities and Exchange Commission, including the “Forward-Looking Statements” and “Risk Factors” sections of Novartis AG’s current Form 20-F for the fiscal year ended December 31, 2017. Forward-looking statements are based on information, plans, estimates, beliefs and expectations regarding future events as of the date they are made and are subject to significant known and unknown risks and uncertainties, and there may be other factors that may cause actual results to differ materially from these forward-looking statements. Novartis undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, subsequent events or otherwise, except as required by applicable law.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Endocyte by Novartis AG. In connection with the proposed acquisition, Endocyte intends to file relevant materials with the SEC, including a proxy statement in preliminary and definitive form.  Stockholders of Endocyte are urged to read these materials (including any amendments or supplements thereto) and all other relevant documents filed with the SEC when such documents become available, including Endocyte’s definitive proxy statement, because they will contain important information about the proposed acquisition. Investors and security holders are able to obtain the documents (once available) free of charge at the SEC’s web site, http://www.sec.gov, or from Endocyte by going to its investor relations web site at http://investor.Endocyte.com/investor-relations.

Participants in Solicitation

Novartis AG and its directors and executive officers, and Endocyte and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Endocyte shares of common stock in respect of the proposed acquisition. Information about the directors and executive officers of Novartis AG is set forth in the excerpts of Novartis AG’s Annual Report for 2017, which was furnished to the SEC on Form 6-K on January 24, 2018 and incorporated by reference into Novartis AG’s Annual Report on Form 20-F for the fiscal year ended December 31, 2017. Information about the directors and executive officers of Endocyte is set forth in the proxy statement for Endocyte’s 2018 Annual Meeting of

Stockholders, which was filed with the SEC on March 23, 2018. Information regarding interests of Novartis AG’s and Endocyte’s respective participants in the solicitation, will be set forth in the proxy statement relating to the proposed acquisition and other materials to be filed with the SEC in connection with the proposed acquisition.